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                           BLUE STAR GROUP PTY LIMITED
                                 ACN 074 868 901
                         BLUE STAR CORPORATE PTY LIMITED
                                 ACN 074 810 905
                              BOOKLAND PTY LIMITED
                                 ACN 008 736 801
                   AUSTRALIAN TONER CARTRIDGE CO. PTY LIMITED
                                 ACN 007 345 084

                                     VENDORS

                        NATIONAL OFFICE PRODUCTS LIMITED
                                 ACN 064 777 224
                                    PURCHASER





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                               AGREEMENT FOR SALE
                         AND PURCHASE OF BUSINESS ASSETS

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Solicitors to Blue Star Group Pty Ltd         Solicitors to Boise Cascade Office
Russell McVeagh                                             Products Corporation
Auckland                                                         Norton Gledhill
                                                                       Melbourne

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

                                    CONTENTS

INTRODUCTION.................................................................1

1.   INTERPRETATION..........................................................2

2.   SALE AND PURCHASE OF ASSETS.............................................9

3.   PURCHASE PRICE..........................................................9

4.   PAYMENT AND ASSUMPTION OF LIABILITIES..................................10

5.   PRE-COMPLETION OBLIGATIONS.............................................11

6.   RISK...................................................................14

7.   COMPLETION OBLIGATIONS.................................................14

8.   POST-COMPLETION PROVISIONS.............................................17

9.   WARRANTIES AND RIGHTS OF PURCHASER.....................................19

10.  EMPLOYEES..............................................................20

11.  MISCELLANEOUS PROVISIONS...............................................21

SIGNATURES..................................................................23

FIRST SCHEDULE..............................................................25
           ACCOUNTS*........................................................25

SECOND SCHEDULE.............................................................29
           BUSINESS PREMISES*...............................................29

THIRD SCHEDULE..............................................................30
           PLANT AND EQUIPMENT*.............................................30

FOURTH SCHEDULE.............................................................31
           INTELLECTUAL PROPERTY RIGHTS*....................................31

FIFTH SCHEDULE..............................................................32
           WARRANTIES*......................................................32

SIXTH SCHEDULE..............................................................45
           ALLOCATION OF PURCHASE PRICE*....................................45

SEVENTH SCHEDULE............................................................46
           DISCLOSURES*.....................................................46

EIGHTH SCHEDULE.............................................................52
           DOMAIN NAMES*....................................................52

NINTH SCHEDULE..............................................................53
           [BLANK]* (no document included)..................................53

TENTH SCHEDULE..............................................................54
           EMPLOYEES*.......................................................54
           SUPERANNUATION SCHEME TRUST DEED*................................53

TWELFTH SCHEDULE............................................................55
           MATERIAL CONTRACTS*..............................................55

THIRTEENTH SCHEDULE.........................................................57



           MATERIAL ADVERSE EVENTS*.........................................57

* Omitted - will furnish to the Commission upon request.

AGREEMENT dated                                 2000


PARTIES

           BLUE STAR GROUP PTY LIMITED ACN 074 868 901 ("BSG"),
           BLUE STAR CORPORATE PTY LIMITED ACN 074 810 905 ("BSC"),
           BOOKLAND PTY LIMITED ACN 008 736 801 ("BPL"),
           AUSTRALIAN TONER CARTRIDGE CO. PTY LIMITED ACN 007 345 084 ("ATC") ("VENDORS")

           NATIONAL OFFICE PRODUCTS LIMITED ACN 064 777 224 ("PURCHASER")


INTRODUCTION

A.         The Vendors carry on the following businesses:

           (a)       BSG and BSC operate under the trading names of:

                     (i) Blue Star Office which is registered as a business name in Victoria (1354830G), New South Wales (U6854114), Western Australia (0220677Y), South Australia (0421028J), Tasmania (114676B), Australian Capital Territory (F00087039), Northern Territory (67976B) and Queensland (BN6626890) and Goodman Cannington Prince which is registered as a business name in Victoria (1309681T), and which are suppliers of commercial stationery and office products on contract or to corporate or commercial customers;

                     (ii) State Supply (which is registered as a business name in Victoria (1121358S) and the Australian Capital Territory (F00090494) and SPS Supply which is registered as a business name in Tasmania (110608B), and which are predominantly suppliers of commercial stationery and office products to the government and education sectors in Victoria and Tasmania respectively;

                     (iii) Blue Star Education which is registered as a business name in Victoria (1353888H), New South Wales (U3686222), South Australia (0420759K), Western Australia (0220388M), Queensland (BN6682820), Australian Capital Territory (F00086980), the Northern Territory (67873B) and Tasmania (112630B), which is a supplier of educational books and supplies predominantly in Western Australia;

                     (iv) Compact Computer Supplies which is registered as a business name in New South Wales (U4229937), and which is a specialist reseller of IT supplies and remanufacturer and recycler of toner cartridges.

           (b) BPL carries on business under its corporate name and is a supplier of educational books and supplies in Western Australia;

           (c) ATC carries on business under its corporate name and is a specialist reseller of IT supplies and remanufacturer and a recycler of toner cartridges.

B. Each Vendor has agreed to sell and the Purchaser has agreed to purchase certain assets of each Vendor's business, and assume certain liabilities relating to those businesses, on the terms and conditions contained in this agreement.


AGREEMENT


1.         INTERPRETATION

1.1 DEFINITIONS: In this agreement, unless the context otherwise requires:

           "ACCOUNTS" means the financial statements of the Vendors relating to the Businesses for the year ended on the Balance Date, a copy of which is annexed as the first schedule.

           "ACCRUALS" means, in respect of each Vendor, liabilities of the Vendor incurred exclusively in the ordinary course of conducting that Vendor's Business (including, without limitation, liabilities to other business divisions of the Vendor but only to the extent they are trade liabilities incurred on arms length commercial terms) which have not fallen due for payment on or before Completion, but shall not include any of the amounts included under or any of the indebtedness or liability referred to in paragraphs (a) and (b) of the definition of "Assumed Liabilities".

           "ADVANCE RECEIPTS" means, in respect of each Vendor, payments received by the Vendor to the extent they relate to or are in respect of goods or services supplied or to be supplied by that Vendor's Business after the Completion Date and all other payments received by the Vendor in respect of the Vendor's Business to the extent that the burden resulting from such receipt is borne or is to be borne by the Business after the Completion Date.

           "AGREED RATE" in relation to any amount payable under this agreement means the aggregate of:

           (a) the average rate as displayed on the Reuters Monitor Screen (in Auckland, New Zealand) page BKBM (or any successor page displaying substantially the same information) under the heading "FRA" for bank accepted bills having a term of three months, at or about 10.45am (New Zealand time) on the day on which interest commences to accrue in respect of that amount; and

           (b)       3%.

           "ASSETS" means in respect of each Vendor

           (a)       the Goodwill;

           (b)       the Plant and Equipment;

           (c)       the Vehicles;

           (d)       the Stock;

           (e)       the Book Debts;

           (f)       the Prepayments;

           (g)       the Other Receivables; and

           (h)       the Intellectual Property Rights;

           of that Vendor.

           "ASSUMED LIABILITIES" means, in respect of each Vendor:

           (a) all amounts owing by that Vendor to creditors of that Vendor's Business (including, without limitation, amounts owing to other business divisions of that Vendor but only to the extent they are incurred on arms length commercial terms) in respect of goods or services supplied or provided to that Vendor on credit up to Completion exclusively in the ordinary course of conducting its Business but does not include:

                     (i) any indebtedness or liability relating to Taxation; or

                     (ii) any indebtedness or liability relating to borrowings or any other financial accommodation or any other direct or indirect (including contingent) obligation relating thereto (but excluding arrangements relating to consignment stock and arrangements relating to Leased Plant); or

                     (iii) any other indebtedness or liability which is not provided for in the Completion Balance Sheet;

           (b) the amount of accrued and accruing holiday pay, long service leave and other entitlements at Completion in respect of employees of that Vendor engaged in that Vendor's Business who agree to transfer their employment to the Purchaser;

           (c)       the amount of Accruals;

           (d)       the amount of Advance Receipts.

           "AUSTRALIAN GAAP" means accounting standards, principles and practices which are generally accepted in Australia (including the Australian Accounting Concepts, Australian Accounting Standards, Approved Accounting Standards and all other standards acceptable to the Australian Accounting Research Foundation which are operative as at the date of this agreement).

           "AUTHORITY" means and includes every minister, department of state, government authority, regional council, territorial authority or other statutory authority having jurisdiction or authority to perform or exercise functions or powers under or pursuant to any statute.

           "BALANCE DATE" means 29 April 2000.

           "BOOK DEBTS" means, in respect of each Vendor, all amounts due to that Vendor from debtors of that Vendor's Business at the Completion Date in respect of goods or services supplied or provided by that Vendor on credit up to the Completion Date exclusively in the ordinary course of conducting its Business.

           "BUSINESS" means, in respect of each Vendor, the business referred to in paragraph A of the Introduction that is carried on by that Vendor.

           "BUSINESS CONTRACTS" means, in respect of each Vendor, contracts and other arrangements entered into by that Vendor before the Completion Date exclusively in the ordinary course of conducting that Vendor's Business (including contracts or arrangements relating to the Business Premises and the Leased Plant of that Vendor) but not including the Paperwealth Sale Agreement, the Paperwealth Supply Agreement, contracts of employment or contracts of insurance.

           "BUSINESS DAY" means a day (other than a Saturday, Sunday or public holiday) on which registered banks are open for business in Melbourne and Auckland.

           "BUSINESS NAMES" means Canberra Wholesale Stationers which is registered in the Australian Capital Territory (F00082614) United Stationers which is registered as a business name in Queensland
           (BN 6213893), Hoger Office Supplies which is registered as a business name in South Australia (0314436T), DAC Stationery which is registered as a business name in Victoria (B1405700x), Officemaster Stationery which is registered as a business name in Queensland
           (BN 6944024), Officemaster which is registered as a business name in Queensland (BN 2501788), ATC IT Supplies which is registered as a business name in Victoria (1338224L), New South Wales (U2121341), Queensland (BN6580890), Australian Capital Territory (F00086030), South Australia (0417472W), Toner Australia which is registered as a business name in New South Wales (U4815825), and, in respect of each Vendor, the names (including corporate names) referred to in paragraph A of the Introduction under which that Vendor carries on its Business, other than the names Blue Star Office and Blue Star Education which are to be licensed to the Purchaser pursuant to section 11 of the Master Sale and Purchase Agreement.

           "BUSINESS PREMISES" means, in respect of each Vendor, the premises specified in the second schedule as relating to that Vendor.

           "BUSINESS RECORDS" means, in respect of each Vendor, all records of, and information relating to or for operating and conducting, the Business of that Vendor including (but without limitation) agreements, deeds and other documents, books and records and information of, or in connection with, transactions, manufacture and supply of goods or provision of, services, return of goods, stock ledgers, customer and supplier lists, accounts, quotations, asset registers, staff and wages records, systems management documentation, correspondence, systems controls and procedures, real property and intellectual property records, environmental studies, reports and records and statutory records relating to the Business which that Vendor is required to maintain, together with all media containing any such records or information, other than such records or information which relate generally to that Vendor and not exclusively to its Business.

           "COMPLETION" means completion of the sale and purchase of the Assets in accordance with section 7.

           "COMPLETION BALANCE SHEET" in relation to the Businesses, has the meaning given to it in the Master Sale and Purchase Agreement.

           "COMPLETION DATE" means the later to occur of:

           (a)       29 September 2000; and

           (b) the last day of the month following the fifteenth Business Day after the satisfaction of the last of the conditions in section 7 of the Master Sale and Purchase Agreement.

           "CONTAMINANT" means a substance or effect which may make a place or its Environment:

           (a)    unsafe for a person or animal to occupy;

           (b)    less able to support plant life; or

           (c)    otherwise environmentally degraded.

           "DEFAULT RATE" means the aggregate of 2% per annum and the Agreed
           Rate.

           "DISCLOSURE SCHEDULE" means the seventh schedule which details the various disclosures made by the Vendors.

           "DOMAIN NAMES" means, in respect of each Vendor, the domain names and websites specified in the eighth schedule as relating to that Vendor.

           "ENVIRONMENTAL LAW" means any law or regulation relating or pertaining to the Environment or the health or safety of the public or workers.

           "ENVIRONMENT" means the environment or surroundings including (without limitation) air (including, without limitation, air within buildings or natural or man-made structures, whether above or below ground), water (including, without limitation, territorial, coastal and inland waters and natural water and drains and sewers) and land (including, without limitation, sea bed or river bed under any water as described above, surface land and sub-surface land).

           "ESCROW AGENT" has the meaning set out in clause 5.1 of the Master Sale and Purchase Agreement.

           "ESCROW FUND" means $2,300,000.

           "GAAP" has the same meaning as in the Master Sale and Purchase Agreement.

           "GOODWILL" means, in respect of each Vendor, the goodwill and trading reputation of that Vendor's Business at the date of this Agreement and at the Completion Date and the benefit of and all that Vendor's right title and interest in and to, and rights and benefits under:

           (a)       the relevant Business Contracts;

           (b)       the relevant Domain Names and Business Names;

           (c) all relevant licensing arrangements for the manufacture, distribution or marketing of goods or provision of services used exclusively in that Vendor's Business at the date of this Agreement and at the Completion Date;

           (d)       the relevant Business Records;

           (e) all customer and supplier relationships with that Vendor's Business at the date of this Agreement and at the Completion Date;

           (f)       the relevant Licences;

           (g) all rights (including, without limitation, covenants relating to restraint of trade and warranties) under contracts entered into by the relevant Vendor, or otherwise vested in the relevant Vendor, in respect of the purchase of businesses or business assets at the date of this Agreement and at the Completion Date.

           "GST LAW" has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act does not exist for any reason means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

            "INTELLECTUAL PROPERTY RIGHTS" means, in respect of each Vendor, the registered trade marks, trade mark applications, trade names, brands, logos, formulae, techniques, know-how, trade secrets, specifications, designs, patents, patent applications, copyright, software programs and other intellectual property rights owned or used by the Vendor exclusively in its Business at the date of this Agreement and at the Completion Date including, without limitation, the intellectual property rights specified in the fourth schedule as relating to that Vendor.

           "LEASED PLANT" means, in respect of each Vendor, the plant and equipment leased by that Vendor under a Material Contract.

           "LICENCES" means, in respect of each Vendor, the licences, approvals, permits and authorisations issued by any Authority as relating to that Vendor.

           "MASTER SALE AND PURCHASE AGREEMENT" means the master sale and purchase agreement entered into on or about the date of this agreement between the Vendors, the Purchaser and certain other parties containing various provisions relating to this agreement and the Other Sale and Purchase Agreements.

           "MATERIAL ADVERSE EVENT" means any of the events listed in the thirteenth schedule.

           "MATERIAL CONTRACTS" means the contracts listed in the twelfth schedule.

           "MATERIAL REGISTRABLE LEASES" means such of the Material Contracts that are registered or registrable property leases.

           "OTHER RECEIVABLES" means, in respect of each Vendor, amounts (other than Book Debts and Prepayments) owing or to become owing to that Vendor at the Completion Date exclusively in the ordinary course of conducting its Business.

           "OTHER SALE AND PURCHASE AGREEMENTS" means the sale and purchase agreements entered into on or about the date of this agreement between:

           (a) Blue Star Group Limited and the Purchaser in relation to the shares of New Zealand Office Products Limited and Croxley Stationery Limited; and

           (b) Blue Star Group Pty Limited and the Purchaser in relation to the shares of Filing Efficiency Pty Limited.

           "PAPERWEALTH SALE AGREEMENT" means the agreement dated 29 May 2000 between Blue Star Group Pty Limited and Spicers Paper Limited relating to the sale of shares in Paperwealth Pty Limited
           (ACN 000125931).

           "PAPERWEALTH SUPPLY AGREEMENT" means the agreement dated 29 May 2000 between Spicers Paper Limited as supplier and the Vendors (other than Australian Toner Cartridge Co. Pty Limited) as purchasers.

           "PLANT AND EQUIPMENT" means, in respect of each Vendor, the items (other than Vehicles) specified in the third schedule as relating to that Vendor.

           "PREPAYMENTS" means, in respect of each Vendor, the goods, services, rights and benefits arising from any payments made by that Vendor before the Completion Date exclusively in the ordinary course of conducting its Business in respect of:

           (a) goods or services to be supplied or provided to that Vendor exclusively in relation to its Business, where such goods or services have not been supplied or provided as at the Completion Date; or

           (b) any other recurring expenditure, whether imposed by contract, law or otherwise, exclusively referable to that Vendor's Business and to a period after the Completion Date,

           to the extent that the benefits resulting from the payment will be received by the Purchaser after the Completion Date.

           "PURCHASE PRICE" means the purchase price payable by the Purchaser for the Assets specified in clause 3.1.

           "REMEDIAL WORK" means the removing, remedying, cleaning-up, abating, containing or ameliorating on a temporary or permanent basis the presence or effect of hazardous substances in the Environment to the standards approved by competent authorities to avoid the occurrence or recurrence of any liability under any Environmental Laws.

           "RELATED COMPANY" means, in relation to a party, a company which is a related body corporate as defined in the Australian Corporations Law.

           "SPICERS" means Spicers Paper Limited (ACN 007 228 113), as party to the Paperwealth Sale Agreement and the Paperwealth Supply Agreement.

           "STOCK" means, in respect of each Vendor, the raw materials, consumables, stores, promotional and packaging materials, components, work in progress and finished goods owned by that Vendor and used exclusively by that Vendor in carrying on its Business and which are held by or on behalf of that Vendor at its Business Premises or elsewhere, or in transit to that Vendor, at the Completion Date.

           "SUBSTANCE" includes (without limitation) any solid, liquid, gas, noise, or electro-magnetic or other radiation.

           "TRANSACTIONS" means the transactions recorded in this agreement.

           "VEHICLES" means, in respect of each Vendor, the motor vehicles specified in the third schedule as relating to that Vendor.

           "WARRANTIES" means the warranties and undertakings set out in the fifth schedule.

1.2 INTERPRETATION: In this agreement, unless the context otherwise requires:

           (a)       words importing one gender include the other genders;

           (b)       the singular includes the plural and vice versa;

           (c) references to a month or a year are references to a calendar month or year, as the case may be;

           (d) references to dates and times are to dates and times in Melbourne Australia;

           (e)       references to currency are to Australian currency;

           (f) reference to the best of the Vendor's knowledge and belief or similar expression means that actual knowledge of the Vendor's employees at the general manager level or higher.

           (g) a word or term defined in the Corporations Law has the same meaning in this agreement;

           (h) a reference to the Vendors is a reference to each of the companies within the term Vendors on a joint and several basis and all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by each company is given jointly and severally [provided that where one of the Vendors is a "shell" company and wishes to be released from obligations hereunder to effect a dissolution or winding up, then the relevant Vendor may request a release from the Purchaser and the Purchaser may not unreasonably withhold the granting of such release on the condition that there is at least one Vendor of substance remaining and that the release will not prejudice the position of the Purchaser.

1.3        FURTHER INTERPRETATION: In this agreement:

           (a) a reference to a Vendor and the Purchaser is a reference also to their respective successors, and also, in the case of the Purchaser, to the permitted assigns of the Purchaser;

           (b) a reference to a "PERSON" includes an individual, firm, company, corporation or unincorporated body of persons, or any Authority, in each case whether or not having separate legal personality, and a reference to a "COMPANY" includes a person;

           (c) headings are for convenience only and do not affect interpretation;

           (d) references to sections, clauses and schedules are references to sections, clauses and schedules of this agreement unless specifically stated otherwise;

           (e) a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.


2.         SALE AND PURCHASE OF ASSETS

2.1 AGREEMENT TO SELL: Each Vendor shall sell (as beneficial owner) and the Purchaser shall purchase the Assets of that Vendor in accordance with this agreement and the Master Sale and Purchase Agreement.

 2.2 OTHER ASSETS: The parties agree that it is their intention that the Purchaser is acquiring all of the assets of the Business owned by the Vendor or any Related Company of the Vendor. Should any assets of the Business be discovered not to be owned or controlled by the Purchaser within the period 2 years from Completion Date then the Vendor shall ensure, and shall procure any Related Company to ensure, that such assets are transferred immediately into the name and control of the Purchaser at nil consideration, provided that if any of those assets were not included in the Completion Balance Sheet, at a value determined (if any) on the same basis as assets of the same kind in the Completion Balance Sheet or, if not, at a consideration to be agreed and if not of the same kind then at a value determined by GAAP, and if GAAP does not cover the valuation of such asset at a fair value, then determined by an expert in accordance with clause
           6.12 of the Master Sale and Purchase Agreement. All costs and expenses incurred to ensure full compliance with this clause shall be met by the Vendor other than in relation to such determination under clause 6.12, the costs of which will be split between the relevant Vendors (as to half) and the Purchaser (as to half).


3.         PURCHASE PRICE

3.1 PURCHASE PRICE: The purchase price for the Assets is (subject to adjustment in accordance with the provisions of the Master Sale and Purchase Agreement) the aggregate of:

           (a)       The sum of $48,108,000; and

           (b) The amount of Assumed Liabilities included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement.

3.2 PURCHASE PRICE ALLOCATION: The purchase price is allocated as follows:

           (a) For Plant and Equipment the amount included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement;

           (b) For Vehicles the amount included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement;

           (c) For Stock, the amount included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement;

           (d) For Book Debts, the amount included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement;

           (e) For Prepayments, the amount included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement;

           (f) For Other Receivables, the amount included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement;

           (g)       [Blank]

           (h)       For Goodwill, the balance of the Purchase Price.

3.3 ALLOCATION: As between each state and territory, the purchase price shall be allocated in the manner set out in the sixth schedule. The parties acknowledge that the allocation in the sixth schedule has been determined by the Purchaser and is the sole responsibility of the Purchaser and if such allocation is not accepted by an Authority whether for assessment of stamp duty or otherwise, any resulting cost, liability or exposure shall be the sole responsibility of the Purchaser.

3.4 GST: Each of the Vendors and the Purchaser agree that each of the Transactions constitutes the supply of a going concern for the purposes of subdivision 38-J of the GST Law and that that supply is "GST free" for the purposes of the GST Law. The Purchaser warrants that it is "registered" for the purposes of the GST Law. If it is ascertained or determined that the Transactions do not constitute supplies of a going concern within the meaning of the GST Law and GST has application to any supply made under or in connection with this agreement, each relevant Vendor may, in addition to any amount or consideration expressed as payable elsewhere in this agreement, recover from the Purchaser and additional amount on account of GST, such amount to be calculated by multiplying the amount or Purchase Price payable by the Purchaser for the relevant supply by the prevailing GST rate provided that the Vendor provides to the Purchaser a tax invoice stating the amount of GST and the consideration for the relevant supply which complies with the GST Law.


4.         PAYMENT AND ASSUMPTION OF LIABILITIES

4.1 PAYMENT: Subject to compliance by the Vendor with clause 7, the Purchaser shall pay to BSG in cash, on the Completion Date, the amount referred to in clause 3.1(a) less the Escrow Fund, which amount BSG is authorised to receive on behalf of the Vendors, and is subject to subsequent adjustment in accordance with the Master Sale and Purchase Agreement.

4.2 ESCROW FUND: Subject to compliance by the Vendor with clause 7, the Purchaser shall on Completion pay to the Escrow Agent the Escrow Fund to be held in accordance with section 5 of the Master Sale and Purchase Agreement.

4.3 ASSUMED LIABILITIES: On Completion, the Purchaser shall assume all the obligations of the Vendors in respect of the Assumed Liabilities and shall pay all amounts payable in respect of the Assumed Liabilities as and when they fall due but only to the extent they are included in the Completion Balance Sheet in accordance with clause 6.5(b) of the Master Sale and Purchase Agreement. The Purchaser shall indemnify each Vendor against all liability incurred by that Vendor by reason of any breach by the Purchaser of its obligations under this clause 4.3.

4.4 CLEAR PAYMENTS: The Purchaser shall pay all amounts payable under this agreement:

           (a)       free  of any restriction or condition;

           (b) free of and (except to the extent required by law) without any deduction or withholding on account on any tax; and

           (c) without any deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

4.5 PURCHASER DEFAULT INTEREST: If the Purchaser defaults for any reason in payment of any amount on the due date (time being strictly of the essence), the Purchaser shall, upon demand, pay to the Vendors interest at the Default Rate calculated on a daily basis on the amount so unpaid from the due date until payment in full, but without prejudice to any of the Vendors' other rights or remedies under this agreement or otherwise in respect of such default.


5.         PRE-COMPLETION OBLIGATIONS

5.1 POSITIVE OBLIGATIONS OF VENDORS: Pending Completion, each Vendor shall, except to the extent that the Purchaser otherwise agrees (such agreement not to be unreasonably withheld), or as expressly permitted by this agreement:

           (a) operate and conduct that Vendor's Business in the normal course in accordance with the business practices employed by that Vendor as at the date of this agreement;

           (b) properly keep and maintain all necessary books of account (reflecting in a true and fair manner, in accordance with their respective accounting policies as at the date of the agreement all transactions effected by it (or to which it is a party));

           (c) maintain that Vendor's Assets and Business Premises as required under the Business Contracts and in as good a state of operating condition and repair as at the date of this agreement, except for ordinary depreciation and fair wear and tear;

           (d) maintain in full force and effect all existing insurances in respect of that Vendor's Business and Assets;

           (e) promptly notify the Purchaser of any law suits, claims, proceedings (other than normal debt collections) involving claims for more than $30,000 per claim, investigations or adverse events which may occur, be threatened, brought, asserted or commenced against it, its directors or employees, involving or affecting that Vendor's Business or its Assets; and

           (f) ensure any assets or contracts of that Vendor's Business that are not in the name of the Vendor are transferred to be in the name of the Vendor.

5.2 NEGATIVE OBLIGATIONS OF VENDORS: Pending completion each Vendor shall not, except to the extent that the Purchaser otherwise agrees (such agreement not to be unreasonably withheld), or as expressly permitted by this agreement:

           (a) subject to any contracted entitlement to the contrary as of right and without any agreement or consent of any of the Vendors, alter, in any material respect, any of the conditions of employment of employees engaged in that Vendor's Business in force as at the date of this agreement where the individual base remuneration of those employees exceeds $100,000 per annum or where any of those conditions of employment are contained in a collective employment agreement or contract provided that this provision shall not apply to alterations to the conditions of employment of any other person whose remuneration does not exceed $100,000 per annum and where such alterations are consistent with the employment policy and practice of the relevant Vendors;

           (b) give any guarantee or indemnity in respect of the liabilities of any other person;

           (c) create any encumbrance over that Vendor's Assets (other than any title retention arrangements arising in the ordinary course of conducting that Vendor's Business);

           (d) dispose of any of that Vendor's Assets other than disposals of stock in the ordinary course of business or disposals in the ordinary course of conducting its Business and being at a market value less than $100,000 per asset;

           (e) create or incur any indebtedness (whether actual or contingent) other than incurring of trade indebtedness in the ordinary course of business or incurring an indebtedness less than $100,000 in value in the ordinary course of business;

           (f) make or permit to occur any material change to the prices or terms and conditions of supply of any products or services other than in the ordinary course of conducting that Vendor's Business and not being to a Related Company or associate of the Vendor;

           (g) make any material change to its products or services, other than in the ordinary course of conducting that Vendor's Business;

           (h) acquire any assets other than acquiring stock in the ordinary course of business or acquisitions in the ordinary course of conducting that Vendor's Business and being at a market value less than $100,000 per asset;

           (i) enter into any capital expenditure commitments other than any commitments arising in the ordinary course of business and involving a financial commitment at a market value less than $100,000 per commitment;

           (j) enter into a property lease commitment other than any such commitments arising in the ordinary course of business and involving a financial commitment annually less than $100,000 per commitment;

           Provided that the obligations described in clauses 5.1 and 5.2 above shall be deemed to have commenced in respect of negative covenants from 25 August 2000.

5.3 PREPARATION OF TRANSFER DOCUMENTS: The Vendor shall co-operate to supply the Purchaser, upon request, with such information and documents as may be reasonably required by the purchaser to allow it to prepare all assignment, consents, change of ownership forms, relinquishments, releases, discharges, ASIC forms and other documents ("TRANSFER DOCUMENTS") required to be delivered by each Vendor to the Purchaser on Completion pursuant to clause 7.2(c). The Purchaser shall, at its cost, prepare in draft form all Transfer Documents and submit them to the relevant Vendor not later than 10 Business Days after sufficient details and copies of relevant documents were supplied by the Vendors to the Purchaser to allow the Purchaser to prepare those Transfer Documents. The Vendors and the Purchaser shall thereafter use their best endeavours respectively to agree on the form of such documents prior to the Completion Date and the Vendors shall have them signed by all necessary third parties prior to the Completion Date.

5.4 INFORMATION PRIOR TO COMPLETION: In the period up to Completion, each Vendor shall provide the Purchaser and its duly authorised representatives (including its professional and financial advisers) with (i) monthly financial statements of that Vendor's Business on a timely basis; and (ii) reasonable access and make available for inspection and copying by the Purchaser and its duly authorised representatives all documentation relating to that Vendor's Business and operations of the Vendor as the Purchaser may reasonably request during that Vendor's normal operating hours to that Vendor's Business Records and Assets to familiarise the Purchaser with that Vendor's Business provided that the exercise of such rights does not unreasonably interfere with the day to day conduct of that Vendor's Business.

5.5 RETURN OF INFORMATION: If this agreement is terminated for any reason, the Purchaser shall promptly return to each Vendor all copies of the relevant Vendor's Business Records, and all other written or recorded information relating to that Vendor's Business, which the Purchaser has obtained from that Vendor, and thereafter each party:

           (a) shall maintain confidentiality in respect of all information provided by the other party prior to or following execution of this agreement; and

           (b) shall not use any such information for any purpose or disclose any such information to any other person without the prior written consent of the party from whom the information was obtained.

           The provisions of this clause do not affect the provisions of any other confidentiality agreement between the parties or their Related Companies relating to the Transactions.

6.         RISK

6.1 RISK UNTIL COMPLETION: The Assets of each Vendor shall remain at the risk of that Vendor until
           Completion.

6.2 DAMAGE PRIOR TO COMPLETION OF ASSETS: If any of the Assets of a Vendor are lost, destroyed or damaged prior to Completion and the loss, destruction or damage has not been made good by the Completion Date, that Vendor and the Purchaser shall complete the sale and purchase of that Vendor's Assets upon the basis that the relevant Assets shall be excluded from the sale, subject to any rights of the Purchaser under section 9.


7.         COMPLETION OBLIGATIONS

7.1 TIME FOR COMPLETION: Subject to the provisions of the Master Sale and Purchase Agreement, completion of the sale and purchase of the Assets shall take place not later than 2pm on the Completion Date at the offices of Russell McVeagh, solicitors to the Vendors and contemporaneously with completion of the Other Sale and Purchase Agreements. The obligations of the Vendors and the Purchaser at Completion under this agreement are respectively conditional upon contemporaneous completion of the Other Sale and Purchase Agreements.

7.2        VENDORS OBLIGATION ON COMPLETION: At Completion:

           (a) title to the Assets of each Vendor shall vest in the Purchaser;

           (b) each Vendor shall give to the Purchaser control or possession of that Vendor's Assets which, of their nature, permit control or possession of them to be given;

           (c) each Vendor shall, except to the extent that the Purchaser has otherwise directed in writing prior to Completion, deliver the following to the Purchaser (which, in the case of agreements and other documents, shall be executed by the relevant Vendor and any party or parties thereto other than the Purchaser and, where registrable, shall be in registrable form and accompanied by all documents of or evidencing ownership):

                     (i) An assignment to the Purchaser of each lease of the Vendor's Business Premises (other than in respect of Business Premises for which the Purchaser does not provide an assignment) together with the consent of the lessor under the lease and any other person having an interest in the relevant Business Premises (whether as lessee, owner, mortgagee or otherwise) to the assignment of the lease and to the grant of the lease and evidence of registration of the Material Registrable Leases that are registered as at the date hereof.

                     (ii) Assignments to the Purchaser of such of the Vendor's other Business Contracts (if any) as the Purchaser may, pursuant to clause 7.3, elect.

                     (iii) Such copies of the Vendor's Business Contracts at the Business Premises and consents to the Business Material Contracts for which consent is required under clause 7.1 of the Master Sale and Purchase Agreement.

                     (iv) Assignments to the Purchaser of the Vendor's Intellectual Property Rights.

                     (v) Certificates of registration and change of ownership forms for the Vendor's Vehicles duly completed by the Vendor.

                     (vi) Duly executed memoranda of satisfaction or discharge of all charges, security interests and other liabilities (including contingent liabilities) of the Vendor in respect of the Vendor's Assets and duly executed ASIC forms of notification of release or discharge.

                     (vii) All other documents and things necessary to transfer to the Purchaser legal title to, beneficial ownership of and possession of the Assets and the Business of that Vendor or which the Purchaser may (by notice in writing to the Vendor not less than 5 Business Days before the Completion Date) reasonably require.

                     (viii) All Business Records of the Vendor, other than such records or information as that Vendor is required by law to retain in its possession in which case the Vendor shall deliver to the Purchaser a copy of each retained document.

                     (ix) If applicable, certificates of registration for the Business Names (including, without limitation, a certificate of registration of Bookland as a business name in Western Australia and a certificate of registration of Australian Toner Cartridge as a business name in each State and Territory of Australia) and evidence of registration of the Domain Names and change of ownership forms for the Business Names and Domain Names.

                     (x) Assignments to the Purchaser of all Licences which are transferable to the Purchaser and, if requested by the Purchaser, a relinquishment of any Licence which is not transferable to the Purchaser and originals of all Licences.

                     (xi) All registration certificates and other documents of title to any of the Assets.

                     (xii) Assignments to the Purchaser of all Book Debts and Other Receivables of the Vendor.

                     (xiii) Written evidence that each of BPL and ATC has changed its name to delete the reference to the words "BOOKLAND" and "AUSTRALIAN TONER CARTRIDGE" and an undertaking that the Vendor and its Related Companies shall not use the name Bookland, Australian Toner Cartridge or any similar name in the future.

                     (xiv) The licence agreements referred to in clause 11 of the Master Sale and Purchase Agreement.

                     (xv) All due diligence data (or a copy thereof) made available to the Purchaser.

7.3 ASSIGNMENT OF RIGHTS: Each Vendor assigns to the Purchaser, with effect from Completion:

           (a) all of that Vendor's property and contractual rights in that Vendor's Assets;

           (b) the benefit of all rights of that Vendor (including any warranty rights) against third parties relating to that Vendor's Business or Assets.

           Notwithstanding the provisions of this clause, the Purchaser may elect to require the relevant Vendor to execute and deliver to the Purchaser at Completion, pursuant to clause 7.2(c)(ii), assignments in favour of the Purchaser of any Business Contracts by adopting the procedure set out in clause 5.3.

7.4 PAYMENT BY PURCHASER: Upon compliance with the foregoing provisions of this section, the Purchaser shall comply with the provisions of clause 4.1 and 4.2.

7.5 PURCHASER TO PAY STAMP DUTY: The Purchaser shall, within all applicable statutory time frames, pay all stamp duty and registration costs in relation to this agreement and the transfers of the Assets where so required by the laws of any jurisdiction. The Vendors shall provide such statutory declarations and other written statements as may be reasonably requested by the Purchaser from time to time in order to satisfy any stamp duty authority as to the value of the Business or Assets in any jurisdiction. The Vendors shall be liable for any stamp duty and registration costs in relation to any Business Contract in respect of any period ending on or before Completion which is required by law to be paid or registered on or before Completion. Each Vendor shall meet all the costs payable to counterparties (and their professional advisors) under that Vendor's Business Contracts, which are necessary to complete assignment of those contracts to the Purchaser. The Purchaser shall indemnify each Vendor against any breach of this clause by the Purchaser. The Vendors shall indemnify the Purchaser against any breach of this clause by a Vendor.

7.6 INSURANCE: The Purchaser acknowledges that, on and from Completion, all insurance policies of the Vendors and their Related Companies will cease to apply to the Businesses and the Assets. The Purchaser further acknowledges that:

           (a) although the Purchaser will be entitled to the benefit (if any) of any claims referable to the claims made policies (being statutory liability policies) ("CLAIMS MADE POLICIES") which have been notified to the insurer by or on behalf of the Vendors prior to Completion Date (to the extent those claims are shown as assets of the Businesses in the Completion Balance Sheet), and which remain unpaid by that date, the Purchaser will not otherwise be entitled to receive after Completion Date any benefit under any Claims Made Policies of the Vendors and its Related Companies; and

           (b) it will be responsible for arranging new insurance policies (if any) in respect of the Businesses and the Assets.

           In respect of claims or insurance policies applying to the Businesses and Assets (notwithstanding their non-renewal) the Vendor shall provide all reasonable assistance and information to assist the Purchaser prosecuting such claims at the cost of the Purchaser. The Vendors shall also use their best endeavours at the cost of the Purchaser to pursue all claims referred to in clause 7.6(a) and shall pay to the Purchaser the proceeds of all such claims forthwith after they are paid by the insurer.

8.         POST-COMPLETION PROVISIONS

8.1        RIGHTS AND OBLIGATIONS: With effect from Completion:

           (a) the Purchaser shall have the benefit of each of the Business Contracts, to the exclusion of the Vendors and may exercise the rights of the Vendors under the Business Contracts and the Vendors shall promptly pay to the Purchaser any amount or account to the Purchaser for the value of any other benefit they receive on or after Completion under or in respect of the Business Contracts and shall not exercise any right under the Business Contracts unless requested to do so by the Purchaser;

           (b) except to the extent prohibited by law the Purchaser shall duly perform all the obligations in accordance with the terms of the relevant Business Contracts of each Vendor which arise under each of the relevant Business Contracts after Completion except any additional obligation or liability attributable to any breach by that Vendor prior to Completion of any Business Contract;

           (c) the Purchaser shall indemnify each Vendor against any loss liability or cost arising from any failure by the Purchaser to comply with the obligation in clause 8.1(b);

           (d) to the extent the Purchaser is not permitted by law to perform any obligation or to exercise a right under a Business Contract or to do so would breach that contract, the relevant Vendor shall perform the obligation or exercise the right at the request and expense of the Purchaser.

8.2 PURCHASER TO PROVIDE INFORMATION: Following Completion, the Purchaser shall permit each Vendor such access to copies of the Business Records as shall be reasonably requested to enable that Vendor to complete Taxation returns and to comply with other statutory obligations of that Vendor in relation to the relevant Business.

8.3 VENDOR TO PROVIDE INFORMATION: Following Completion, each Vendor shall permit the Purchaser to have access to the relevant Business Records of which the Vendor is required by law to retain in its possession and to take copies thereof for the purpose of conducting the Business or complying with other statutory obligations of the Purchaser relating to the Business.

8.4 BUSINESS LIABILITIES: The Vendors shall continue to be responsible for and indemnify and shall forever keep indemnified the Purchaser against all liabilities of each Vendor under any of the Business Contracts or in respect of any of the Businesses (whether arising due to any act or omission of a Vendor on or before Completion or otherwise) which are not:

           (a)       Assumed Liabilities; or

           (b) obligations under the Business Contracts required to be performed by the Purchaser under this agreement after Completion.

8.5        PAPERWEALTH AGREEMENTS:

           (a) Following Completion the Purchaser shall use its best endeavours to reach an agreement with Spicers whereby:

                     (i) Spicers' commercial objectives as reflected in the Paperwealth Supply Agreement are met, and the terms are commercially acceptable to the Purchaser in the exercise of its reasonable business judgement and BSG is released from any obligation under the Paperwealth Supply Agreement; and

                     (ii) Spicers agrees to terminate the Paperwealth Supply Agreement and release BSG from its obligation to repay to Spicers the Initial Goodwill Payment pursuant to clause 5.5(c) of the Paperwealth Sale Agreement, and the Purchaser shall consult with BSG in endeavouring to achieve satisfaction of these two above objectives.

           (b) Despite clause 8.5(a), the Vendors indemnify and shall forever keep indemnified the Purchaser against all claims, losses and other liabilities made against or suffered or incurred by the Purchaser as a consequence of any breach by a Vendor of the Paperwealth Sale Agreement or Paperwealth Supply Agreement. For the avoidance of doubt, this clause 8.5(b) is not subject to any disclosure in the seventh schedule.

           (c) If Spicers makes a claim against the Purchaser for which the Purchaser is indemnified under clause 8.5(b) ("INDEMNIFIED CLAIM") then:

                     (i) the Purchaser shall notify BSG in writing and provide to it details of the Indemnified Claim as soon as reasonably practicable; and

                     (ii) the Purchaser shall not make any admission of liability, agreement or compromise in relation to the Indemnified Claim without BSG's consent, which must not be unreasonably withheld.

           (d) Upon being notified of the Indemnified Claim, BSG shall take over responsibility for contesting and resolving the claim and shall consult with the Purchaser to ascertain what steps, if any, are reasonable and appropriate to contest the claim and the Purchaser shall:

                     (i) ensure that BSG is placed in a position, and shall allow BSG, to dispute and resolve on behalf of the Purchaser the claim; and

                     (ii) assist BSG as BSG may reasonably require in disputing and resolving the claim.

           (e) If BSG wishes to contest the Indemnified Claim on behalf of the Purchaser, BSG must act reasonably and properly having regard to the continuing business and reputation of the Purchaser and must not unduly infringe on the time and demands of the Purchaser's executives, employees and agents.


9.         WARRANTIES AND RIGHTS OF PURCHASER

9.1 WARRANTIES: The Vendors acknowledge and agree that the Purchaser has entered into this agreement in reliance on, and subject to, the Warranties and the Vendors warrant, represent and undertake to the Purchaser, and their successors in interest in the terms set out in the fifth schedule.

9.2 WRITTEN DISCLOSURES: Set out in the seventh schedule is a list of all written disclosures made by the Vendors up to the execution of this agreement for the purposes of the transactions contemplated herein. Any disclosures not referred to in the said schedule shall be deemed for the purposes of this agreement not to be a disclosure or representation made to the Purchaser prior to the execution of this agreement.

9.3 WARRANTIES ARE SEPARATE: Each of the Warranties, shall be treated as a separate warranty, representation, undertaking or agreement in respect of each statement contained therein and the interpretation of any statement contained therein shall not be restricted by reference to or inference from any other statement contained therein.

9.4 WARRANTIES ARE TRUE AND CORRECT: The Vendors further warrant, represent to, undertake and agree with the Purchaser that each of the Warranties shall be true and correct, on the date of the signing of this agreement, and on the Completion Date as if made on and as at each of those dates.

9.5 PURCHASER RELIANCE ON WARRANTIES: The Vendors acknowledge that the Purchaser has entered into this agreement on the basis of and in full reliance on the Warranties.

9.6 PRE-COMPLETION DISCLOSURE: The Vendors undertake that they will disclose forthwith in writing to the Purchaser any matter or thing which may arise or become known by any of them after the date hereof and prior to the Completion Date which is inconsistent with any of the Warranties and which could reasonably affect the judgment of the Purchaser to proceed with the acquisition of the Assets.

9.7 MATERIAL ADVERSE EVENT: Upon the happening of a Material Adverse Event in a Business prior to Completion the Vendors shall immediately advise the Purchaser in writing and the Purchaser may, without prejudice to any other remedy available to it, by notice to the Vendors terminate this agreement.

9.8 PURCHASER TO GIVE NOTICE: If the Purchaser becomes aware prior to Completion of any breach or inaccuracy of any such Warranties of the kind referred to in clause 9.6 it must give notice to the relevant Vendor of such breach or inaccuracy.

9.9 VENDOR'S INDEMNITY: Without prejudice to the Purchaser's other remedies at law or hereunder the Vendors shall indemnify and keep indemnified the Purchaser in respect of and to the extent of any damage, loss or expense claimed, incurred or suffered by reason of any matter or thing at any time being found to be other than as warranted, represented or agreed to in this agreement or any failure by the Vendors to perform its obligations under this agreement.

9.10 REDUCTION IN PURCHASE PRICE: Any payment made by the Vendors to the Purchaser pursuant to this Clause 9 when made shall be deemed to constitute a reduction of the Purchase Price.

9.11 QUALIFICATIONS AND LIMITATIONS: The Warranties are given subject to the qualifications and limitations, together with the further rights of the Vendors and the Purchaser (including the conduct of any claims) in relation to the Warranties, set out in section 4 of the Master Sale and Purchase Agreement.

9.12 NOTICE OF BREACH AND RIGHT OF TERMINATION: If the Purchaser receives a notice pursuant to clause 9.6 or gives notice pursuant to clause
           9.8 and such breach or inaccuracy is not remedied within a reasonable period of time (having regard to the type of breach or inaccuracy) after the date of the notice but in all cases two business days prior to the Completion Date the Purchaser shall be entitled by notice to the Vendor to terminate this agreement.


10.        EMPLOYEES

10.1 OFFER OF EMPLOYMENT: Subject to clause 10.4, the Purchaser shall prior to the Completion Date (but effective at Completion) offer employment to all of the employees of each Vendor employed exclusively in the Vendor's Business on terms and conditions which taken as a whole are no less favourable than those at present enjoyed by such employees, and the Vendors shall use their reasonable endeavours to persuade all such employees to accept such offer of employment.

10.2 RELEASE OF EMPLOYEES: At Completion each Vendor shall release the employees of that Vendor who accept the Purchaser's offer of employment made pursuant to clause 10.1 ("TRANSFERRING EMPLOYEES").

10.3 RECOGNITION OF SERVICE: Following Completion the Purchaser shall, in respect of each Transferring Employee, treat service by any employee with that Vendor and any prior owner(s) of that Vendor's Business (or part thereof) as service with the Purchaser for all employment related purposes.

10.4 PURCHASER'S INDEMNITY: If the Purchaser elects not to offer employment to all of the employees of each Vendor in accordance with clause 10.1, the Purchaser shall notify the relevant Vendor prior to Completion and indemnify that Vendor against all liability in relation to the payment of any severance, redundancy or like amounts referable those employees in respect of whom the Purchaser has not made offers of employment in accordance with clause 10.1 and who are made redundant by the Vendor within one month after Completion.

10.5 SUPERANNUATION: The Vendors shall provide, and shall use all reasonable endeavours to ensure the trustees of the superannuation fund or funds under which the Transferring Employees are beneficiaries and to which the Vendors contribute, provide to the Purchaser and the trustees of any superannuation fund nominated by the Purchaser, such information and assistance as may be reasonably required by them to allow the Transferring Employees to become members of the Purchaser's nominated superannuation fund and to transfer some or all of their accrued benefits under their existing superannuation fund or funds to the nominated fund or to allow the Purchaser to continue to make contributions on behalf of the Transferring Employees to the existing superannuation fund or funds in place of the Vendors.

10.6 VENDOR'S INDEMNITY: The Vendors indemnify and shall keep indemnified the Purchaser against all claims, losses, costs or liabilities arising due to any injury or illness of a Transferring Employee on or before Completion or any subsequent injury or illness arising due to any circumstances existing on or before Completion provided that this provision is limited to claims actually filed or made by employees prior to Completion.


11.        MISCELLANEOUS PROVISIONS

11.1 ANNOUNCEMENTS: Except as may be required by law or by the listing rules of any relevant stock exchange, no party may make any announcement or disclosure as to the subject matter or any of the terms of this agreement except in such form and manner, and at such time, as the Vendors and the Purchaser agree. If party is required to make any announcement or disclosure as to the subject matter or any of the terms of this agreement, that party shall first give notice of the requirement to the other party, shall consult with the other party and shall endeavour to agree with the other party on the form of disclosure or announcement to be made.

11.2 NOTICES: If any party wishes to give to another party any notice, claim, demand or other communication ("NOTICE") under or in connection with this agreement, the Notice is sufficiently given or served (but without prejudice to any other mode of service) if addressed to that party and delivered to the address of that party stated below (or to any other address notified by that party for purposes of receiving Notices):

           VENDORS:                Blue Star Group Limited
                                   Level 37, ANZ Tower
                                   Albert Street
                                   Auckland
                                   New Zealand

           Attention:              General Counsel

           Copy to:                US Office Products Company
                                   1025 Thomas Jefferson Street, NW
                                   Suite 600 East
                                   Washington, DC 20007
                                   United States of America

           Attention:              General Counsel

           PURCHASER:              Boise Cascade Corporation
                                   800 W. Bryn Mawr
                                   Itasca, Illinois 60143
                                   United States of America

           Attention:              Chief Financial Officer

           Copy to:                Legal Department

                                   Boise Cascade Corporation
                                   1111 W. Jefferson Street
                                   Boise, Idaho  83728-0001
                                   Unites States of America

11.3 ASSIGNMENT BY PURCHASER: The benefit of all obligations and Warranties of the Vendors under or pursuant to this agreement are assignable by the Purchaser to any direct or indirect wholly-owned subsidiary of the Purchaser upon the basis that such subsidiary is entitled to enforce the same against the relevant Vendors as if named in this agreement as the Purchaser and subject to such Subsidiary entering into documentation reasonably satisfactory to those Vendors whereby the Subsidiary agrees to be bound by the Master Sale and Purchase Agreement. Notwithstanding any assignment by the Purchaser pursuant to this clause, the Purchaser remains bound by the terms and conditions of this agreement and shall as a principal obligor perform and observe all the obligations of the Purchaser expressed or implied in this agreement. The Vendors may grant any time or other indulgence to, or compound with or release, the Purchaser's assignee from payment or performance under this agreement without affecting the liability of the Purchaser nor does the amalgamation, death or winding up of any assignee affect such liability.

11.4 NO MERGER: The obligations and Warranties under this agreement, to the extent not already performed at Completion, will not merge on Completion, or on the execution and delivery of any document pursuant to this agreement, but will remain enforceable to the fullest extent, notwithstanding any rule of law to the contrary.

11.5 NO WAIVER: No waiver of any breach, or failure to enforce any provision, of this agreement at any time by any party in any way affects, limits or waives the right of such party thereafter to enforce and compel strict compliance with the provisions of this agreement.

11.6 RELEASE NOT TO PREJUDICE LIABILITY: Any liability of the Vendors to the Purchaser under this agreement may in whole or in part be released, compounded or compromised, or any time or indulgence may be given, by the Purchaser in its absolute discretion, as regards the Vendors under such liability without in any way prejudicing or affecting the rights of the Purchaser against the others of them under the same or a like liability, whether joint and several or otherwise.

11.7 COSTS: Each party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and implementation of this agreement.

11.8 GOVERNING LAW: Except as provided in clause 11.8(b), this agreement shall be governed by, and construed in accordance with the laws of the State of Victoria, Australia:

           (a) To the extent of any matter governed by the laws of the State of Victoria, Australia each party unconditionally and irrevocably submits to the jurisdiction of the courts of the State of Victoria, Australia in respect of all matters arising out of this agreement and waives any right it may have to object to an action being brought in those courts, to claim that an action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

           (b) To the extent that any matter provided for in this agreement relates to the Other Sale and Purchase Agreements, except in relation to the sale of shares in Filing Efficiency Pty Limited, or any matter in the Master Sale and Purchase Agreement

                     (including matters relating to the purchase price for the Assets and any adjustment thereto), such matter shall be governed by the laws of New Zealand and, in respect thereof, each party unconditionally and irrevocably submits to the jurisdiction of the courts in New Zealand and waives any right it may have to object to an action being brought in those courts, to claim that an action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

11.9 COUNTERPARTS: This agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one and the same agreement. This agreement will be effective upon the exchange by facsimile executed signature pages.

11.10 ENTIRE AGREEMENT: This agreement, the Other Sale and Purchase Agreement and the Master Sale and Purchase Agreement record the entire agreement between the parties, with respect to the subject matter of such agreements and prevails over any earlier agreements, arrangements and understandings, relating to the Transactions, whether written or oral.

11.11 FURTHER ASSURANCE: The parties covenant with each other that each party will from time to time sign, execute, procure, pass and do all such further documents, acts, matters, resolutions and things as shall be necessary or requisite for effecting the provisions of this agreement.

11.12      PURCHASER WARRANTIES:  The Purchaser warrants that:

           (a) it has full power and authority to execute and perform this agreement subject to the terms hereof and such execution and performance do not contravene any contractual, statutory or other obligation of the Purchaser of any nature whatsoever;

           (b) this agreement constitutes the legal and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium or similar laws now or hereafter in effect, or by creditors' rights generally.


SIGNATURES


      BLUE STAR GROUP PTY LIMITED by:

      /s/ David Ballantyne                 /s/ Joseph T. Doyle
      ---------------------------------    ---------------------------------
      Signature of Director                Signature of Authorised Person

      DAVID BALLANTYNE                     JOSEPH T. DOYLE
      ---------------------------------    ---------------------------------
      Name of Director                     Name of Authorised Person

      BLUE STAR CORPORATE PTY LIMITED by:

      /s/ David Ballantyne                 /s/ Joseph T. Doyle
      ---------------------------------    ---------------------------------
      Signature of Director                Signature of Authorised Person

      DAVID BALLANTYNE                     JOSEPH T. DOYLE
      ---------------------------------    ---------------------------------
      Name of Director                     Name of Authorised Person



      BOOKLAND PTY LIMITED by:

      /s/ David Ballantyne                 /s/ Joseph T. Doyle
      ---------------------------------    ---------------------------------
      Signature of Director                Signature of Authorised Person

      DAVID BALLANTYNE                     JOSEPH T. DOYLE
      ---------------------------------    ---------------------------------
      Name of Director                     Name of Authorised Person



      AUSTRALIAN TONER CARTRIDGE CO. PTY LIMITED by:

      /s/ David Ballantyne                 /s/ Joseph T. Doyle
      ---------------------------------    ---------------------------------
      Signature of Director                Signature of Authorised Person

      DAVID BALLANTYNE                     JOSEPH T. DOYLE
      ---------------------------------    ---------------------------------
      Name of Director                     Name of Authorised Person



      NATIONAL OFFICE PRODUCTS LIMITED by:

      /s/ Darrell R. Elfeldt               /s/ Matthew R. Broad
      ---------------------------------    ---------------------------------
      Signature of Director                Signature of Secretary

      DARRELL R. ELFELDT                   MATTHEW R. BROAD
      ---------------------------------    ---------------------------------
      Name of Director                     Name of Secretary